                                                                     EXHIBIT O.1

     MARKET SHARES FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                (COMPANIES LISTED IN ORDER OF CUSTMERS SERVED)



                             [GRAPH APPEARS HERE]

                                  EXHIBIT O-1

     MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                          COMPANIES SORTED BY REVENUE




                                                Revenue           Share of  Cumulative
Holding Company                           (millions of $)  Rank     Total     Share
----------------------------------------------------------------------------------------
Unicom Corp.                                    7,151       1      19.6%    19.6%
American Electric Power Co., Inc.               6,109       2      16.8%    36.4%
Cinergy Corp.                                   4,762       3      13.1%    49.5%
Ameren Corp.                                    3,094       4       8.5%    57.9%
Northern States Power Co.                       2,146       5       5.9%    63.8%
ILLINOVA CORP.                                  1,781       6       4.9%    68.7%
Wisconsin Energy Corp.                          1,664       7       4.6%    73.3%
Alliant Energy Corp.                            1,567       8       4.3%    77.6%
LG&E Energy Corp.                               1,465       9       4.0%    81.6%
MidAmerican Energy Holdings Co.                 1,170      10       3.2%    84.8%
NiSource, Inc.                                  1,000      11       2.7%    87.6%
Kansas City Power & Light Co.                     939      12       2.6%    90.1%
IPALCO Enterprises, Inc.                          735      13       2.0%    92.1%
UtiliCorp United, Inc.                            617      14       1.7%    93.8%
Minnesota Power, Inc.                             560      15       1.5%    95.4%
WPS Resources Corp.                               550      16       1.5%    96.9%
Cilcorp, Inc.                                     360      17       1.0%    97.9%
SIGCORP, Inc.                                     298      18       0.8%    98.7%
Empire District Electric Co.                      218      19       0.6%    99.3%
Madison Gas & Electric Co.                        170      20       0.5%    99.8%
St. Joseph Light & Power Co.                       90      21       0.2%   100.0%

Total                                          36,443

Source:  1998 10-K for each company.

                                 EXHIBIT O-1

     MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                          COMPANIES SORTED BY ASSETS



                                             Assets              Share of  Cumulative
Holding Company                         (millions of $)   Rank    Total      Share
----------------------------------------------------------------------------------------
UtiliCorp United, Inc.                           ?
Ameren Corp.                                     ?
Unicom Corp.                                   12,567       1      17.7%    17.7%
American Electric Power Co., Inc.              11,730       2      16.6%    34.3%
Cinergy Corp.                                   9,222       3      13.0%    47.3%
Northern States Power Co.                       7,200       4      10.2%    57.5%
Alliant Energy Corp.                            4,866       5       6.9%    64.3%
Wisconsin Energy Corp.                          4,152       6       5.9%    70.2%
ILLINOVA CORP.                                  3,959       7       5.6%    75.8%
LG&E Energy Corp.                               3,485       8       4.9%    80.7%
MidAmerican Energy Holdings Co.                 2,898       9       4.1%    84.8%
NiSource, Inc.                                  2,515      10       3.5%    88.3%
Kansas City Power & Light Co.                   2,166      11       3.1%    91.4%
IPALCO Enterprises, Inc.                        1,658      12       2.3%    93.7%
WPS Resources Corp.                             1,117      13       1.6%    95.3%
Minnesota Power, Inc.                             772      14       1.1%    96.4%
SIGCORP, Inc.                                     741      15       1.0%    97.4%
Cilcorp, Inc.                                     732      16       1.0%    98.5%
Empire District Electric Co.                      551      17       0.8%    99.3%
Madison Gas & Electric Co.                        312      18       0.4%    99.7%
St. Joseph Light & Power Co.                      218      19       0.3%   100.0%

Total                                          70,859

Source:  1998 10-K for each company.

                                  EXHIBIT O-1

     MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS


                                         Customers      Share of  Cumulative
Holding Company                         (thousands) Rank  Total     Share
---------------------------------------------------------------------------
Unicom Corp.                                3,500     1   20.3%    20.3%
American Electric Power Co., Inc.           3,023     2   17.5%    37.8%
Ameren Corp.                                1,479     3    8.6%    46.4%
Northern States Power Co.                   1,459     4    8.5%    54.8%
Cinergy Corp.                               1,400     5    8.1%    63.0%
Wisconsin Energy Corp.                      1,009     6    5.8%    68.8%
Alliant Energy Corp.                          908     7    5.3%    74.1%
MidAmerican Energy Holdings Co.               653     8    3.8%    77.8%
ILLINOVA CORP.                                581     9    3.4%    81.2%
Kansas City Power & Light Co.                 451    10    2.6%    83.8%
WPS Resources Corp.                           429    11    2.5%    86.3%
IPALCO Enterprises, Inc.                      427    12    2.5%    88.8%
NiSource, Inc.                                421    13    2.4%    91.2%
UtiliCorp United, Inc.                        373    14    2.2%    93.4%
LG&E Energy Corp.                             360    15    2.1%    95.5%
Cilcorp, Inc.                                 189    16    1.1%    96.6%
Empire District Electric Co.                  143    17    0.8%    97.4%
Minnesota Power, Inc.                         138    18    0.8%    98.2%
SIGCORP, Inc.                                 124    19    0.7%    98.9%
Madison Gas & Electric Co.                    124    20    0.7%    99.6%
St. Joseph Light & Power Co.                   62    21    0.4%   100.0%

Total                                      17,254

Source:  1998 10-K for each company.